Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$395,808,498
Unrealized Gain (Loss) on Market Value of Futures	(172,897,328)
Dividend Income	231,158
Interest Income	914,886
ETF Transaction Fees	33,000
Total Income (Loss)	$224,090,214

Expenses
General Partner Management Fees	$1,256,213
Professional Fees	214,264
Brokerage Commissions	478,956
Non-interested Directors' Fees and Expenses	18,227
Prepaid Insurance Expense	14,088
NYMEX License Fee	41,874
SEC & FINRA Registration Expense	29,592
Total Expenses	$2,053,214
Net Income (Loss)	$222,037,000

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/16	$3,628,357,009
Additions (19,100,000 Shares)	216,061,102
Withdrawals (84,000,000 Shares)	(964,498,442)
Net Income (Loss)	222,037,000

Net Asset Value End of Month	$3,101,956,669
Net Asset Value Per Share (265,000,000 Shares)	$11.71

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612